AMENDED AND RESTATED

BY-LAWS

of

HARLEYSVILLE GROUP INC.

REVISED FEBRUARY 19, 2009

ARTICLE I - CORPORATION OFFICE

SECTION 1.  REGISTERED OFFICE

The registered office shall be at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

SECTION 2.  PRINCIPAL OFFICE

The principal office of the Corporation shall be at 355 Maple Avenue, Harleysville, Montgomery County, Pennsylvania 19438.  The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may from time to time require.

ARTICLE II - SEAL

The corporate seal of the Corporation and any alterations thereof shall contain the name of the Corporation, the year of incorporation, and the words, “Corporate Seal, Delaware”.

ARTICLE III - MEETINGS OF STOCKHOLDERS

SECTION 1.  PLACE OF MEETINGS

All meetings of the stockholders shall be held at such time and place as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

SECTION 2.  ANNUAL MEETING

The Annual Meeting of the stockholders shall be held on the fourth Wednesday of the month of April in each year, if not a legal holiday, and if a legal holiday, then on the next full business day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or a duly executed waiver of notice thereof when the stockholders shall elect a Board of Directors or a class thereof and shall transact such other business as may properly be brought before the meeting.

SECTION 3.  SPECIAL MEETINGS

Special Meetings of the stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board or the President of the Corporation, and shall be called by the Secretary of the Corporation at the request in writing of a majority of the Board of Directors, or a majority of the Executive Committee of the Board of Directors, or stockholders owning at least twenty-five (25%) percent of the entire capital stock of the Corporation issued and outstanding and entitled to vote thereat.  Any request for a special meeting of the stockholders shall be signed by the person or persons making the same and shall state the purpose or purposes of the proposed meeting.

Upon receipt of any such request, it shall be the duty of the Secretary of the Corporation to call a special meeting of the stockholders to be held at such time, no less than ten (10) nor more than sixty (60) days thereafter, as the Secretary of the Corporation may fix.  If the Secretary of the Corporation shall neglect or refuse to issue such call within five (5) days from the receipt of such request, the person or persons making the request may issue the call.

SECTION 4.  NOTICE

Written notice of all meetings of the stockholders other than adjourned meetings of stockholders, stating the place, date and hour, and, in the case of special meetings of stockholders, the purpose or purposes thereof, shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat at such address as appears on the transfer books of the Corporation.  Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of meeting or a duly executed waiver of notice thereof.

SECTION 5.  ACTION BY TELEPHONE CONFERENCE

One (1) or more stockholders may participate in any meeting of the stockholders by means of conference telephone or similar communications equipment which enables all persons participating in the meeting to hear one another, and such person or persons shall be counted for purposes of a quorum.

SECTION 6.  QUORUM

The presence in person, by proxy, or by telephonic or similar communications equipment, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute, the acts of such stockholders at a duly organized meeting shall be the acts of the stockholders with respect to such matter.  If, however, such quorum shall not be present at any meeting of  the stockholders, the stockholders entitled to vote thereat present in person, by proxy, or by such communications equipment shall have the power, except as otherwise provided by statute, to adjourn the meeting from time to time and to such time and place as they may determine, without notice other than an announcement at the meeting, until a quorum shall be present in person, by proxy, or by such communications equipment.  At any adjourned meeting at which a quorum had been present, the stockholders present in person, by proxy or by such communications equipment at a duly organized and constituted meeting, can continue to do business with respect to any matter properly submitted to the meeting until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum for the purposes of considering any particular such matter.

SECTION 7.  VOTING RIGHTS

Except as may be otherwise provided by statute or by the Certificate of Incorporation, at every stockholders meeting, every stockholder entitled to vote thereat shall have the right to one (1) vote for every share having voting power standing in his or her name on the books of the Corporation on the record date fixed for the meeting.  No share shall be voted at any meeting if any installment is due and unpaid thereon.

SECTION 8.  MANNER OF VOTE

When a quorum exists at any meeting, the oral vote of the holders of a majority of the stock having voting power present in person, by proxy, or by telephonic or similar communications equipment shall decide any question brought before such meeting, unless the question is one for which, by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required.  Upon demand made by a stockholder at any election for directors before the voting begins, the election shall be by ballot.

SECTION 9.  PROXIES

Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy.  Every proxy shall be executed in writing by the stockholder or the duly authorized attorney-in-fact and filed with the Secretary of the Corporation.  A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation.  No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three (3) years from the date of its execution.  A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

SECTION 10.  RECORD DATE

The Board of Directors may fix a time, not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as the record date for the determination of the stockholders entitled to notice of, or to vote at, such meeting, or entitled to receive payment of any such dividend or distribution, or entitled to receive any such allotment of rights, or to exercise the rights in respect to any change or conversion or exchange of shares.  In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.  The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each stockholder of record at the address appearing on the stock transfer books of the Corporation or supplied to the Corporation for the purpose of notice.  While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon.  If no record date is fixed by the Board of Directors for the determination of stockholders who are entitled to receive notice of, or vote at, a stockholders meeting, or to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change or conversion or exchange of shares, transferees of shares which are transferred on the stock transfer books of the Corporation within ten (10) days immediately preceding the date of such meeting, dividend, distribution, allotment of rights, or exercise of such rights shall not be entitled to notice of, or to vote at, such meeting, or to receive payment of any dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change or conversion or exchange of shares.

SECTION 11.  STOCKHOLDER LIST

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete alphabetical list of the stockholders entitled to vote at the meeting, with their addresses and the number of shares held by each.  Such list shall be subject to inspection by a stockholder at any time during usual business hours, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held which shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  Such list shall be produced at the meeting and shall be kept open for inspection by any stockholder during the entire meeting.  The original stock transfer books of the Corporation shall be prima facie evidence as to who are the stockholders entitled to exercise the rights of a stockholder.

SECTION 12.  INSPECTORS OF ELECTION

In advance of any meeting of the stockholders, the Board of Directors may appoint Inspectors of Election, who need not be stockholders, to act at such meeting or any adjournment thereof.  If Inspectors of Election are not so appointed, the Chairman of any such meeting may, and on the request of any stockholder or their proxy shall, make such appointment at the meeting.  The number of inspectors shall be one (1) or three (3).  If appointed at a meeting on the request of one (1) or more stockholders or proxies, the majority of shares present and entitled to vote shall determine whether one (1) or three (3) inspectors are to be appointed.  No person who is a candidate for office shall act as an inspector.  The Inspectors of Election shall do all such acts as may be proper to conduct the election or vote and such other duties as may be prescribed by statute with fairness to all stockholders, and if requested by the Chairman of the meeting or any stockholder thereof, shall make a written report of any matter determined by them and execute a certificate as to any fact found by them.  If there be three (3) Inspectors of Election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

SECTION 13.  ACTION BY CONSENT

Any action required to be taken at any meeting of the stockholders, or of a class of stockholders, may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its principal place of business.  Prompt notice of corporate action taken without a meeting by less than unanimous written consent shall be given to the non consenting shareholders.

SECTION 14.  ADVANCE NOTICE OF STOCKHOLDER PROPOSALS

At an Annual or Special Meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an Annual Meeting, the business (other than the nomination for election to the Board of Directors) must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by any stockholder owning at least one percent (1%) of the outstanding common stock of the Corporation or stock with a market value of at least $2,000 for at least one year prior to proposing the business.  For business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing, in accordance with this Section 14 of Article III, to the Secretary of the Corporation, whether or not the proposal is to be included in the Corporation’s proxy statement.  To be timely, a stockholder’s notice for an Annual Meeting must be delivered in writing to and received at the principal executive offices of the Corporation (i) ninety (90) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days before or after the anniversary of the previous year’s Annual Meeting; and (ii) with respect to any other Annual Meeting of stockholders, the close of business on the tenth day following the date such meeting is first publicly announced or disclosed (in a public filing or otherwise).  To be timely, a stockholder’s notice for any Special Meeting must be delivered in writing to and received at the principal executive offices of the Corporation at least ninety (90) days in advance of such meeting; provided, however, that if the date of such meeting is first publicly announced or disclosed (in a public filing or otherwise) less than ninety (90) days prior to the date of such meeting, such prior notice shall be given not more than ten (10) days after such date is first so announced or disclosed.  Nothing in this Section 14 of Article III will diminish or limit the right of stockholders to submit proposals to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an Annual Meeting or Special Meeting:  (a) a brief description of the business desired to be brought before the Annual Meeting or Special Meeting and the reasons for conducting such business at such meeting; (b) the name, residence and business address of the stockholder who intends to bring the business before the Annual Meeting (the “Proposing Stockholder”) as they appear on the Corporation’s books; (c) the name, residence and business address of the beneficial owner, if different than the Proposing Stockholder, of any of the shares owned of record by the Proposing Stockholder; (d) a representation as to the number of shares of the Corporation’s voting stock owned of record and beneficially by the Proposing Stockholder and, of the shares held of record, the number of shares, if any, which are owned beneficially by a person or entity other than the Proposing Stockholder, and any other ownership interests, including derivatives, hedged positions and other economic or voting interests in the Corporation; (e) a representation as to whether or not the stockholder or the beneficial owner, if different than the Proposing Stockholder, intends to deliver a proxy statement to the other stockholders of the Corporation; (f) a representation that the Proposing Stockholder intends to appear in person or by proxy to present the proposal at such meeting; (g) a detailed description of any material interest the Proposing Stockholder, or the beneficial owner, if different than the Proposing Stockholder, has in the business being proposed by the Proposing Stockholder; and (h) a detailed description of any agreements, understandings or arrangements that the Proposing Stockholder may have with any other persons or entities in connection with the business being proposed by the Proposing Stockholder.

No business or other action proposed by a stockholder, other than a nomination of a nominee for election to the Board of Directors made in accordance with Section 14 of Article III, shall be conducted at any Annual or Special Meeting except in accordance with the procedures set forth in this Section 14 of Article III.  If the Board of Directors, after affording a stockholder a reasonable opportunity to cure any deficiency which the Board of Directors identifies in the original notice, determines that notice of a proposal was not effected in accordance with the foregoing procedure, then such proposal shall not be eligible for consideration at the meeting and such determination shall be conclusive and binding upon the Corporation and its stockholders.

ARTICLE IV - BOARD OF DIRECTORS

SECTION 1.  NUMBER, ELECTION AND TERM OF OFFICE

A.           Number and Election

The business affairs, property and corporate functions of the Corporation shall be managed and conducted by a Board of Directors of not less than three (3) nor more than twelve (12), who shall be natural persons of full age and need not be residents of Delaware or stockholders of the Corporation.  The exact number of directors shall be determined annually by resolution of the Board of Directors at its meeting next preceding the Annual Meeting in such year.  The Board of Directors shall be elected by classes by the stockholders at Annual Meetings of the Stockholders.  Each Director shall file a written acceptance of trust with the Secretary of the Corporation.

B.           Nominations

The Board of Directors shall nominate, at a meeting of the Board of Directors held during the month of November immediately preceding the Annual Meeting, candidates for election to succeed Directors whose terms are about to expire.  If any duly qualified nominee shall become unavailable for the position of Director, the Board of Directors may designate a substitute nominee.  Nominations for election to the Board of Directors may be made by stockholders entitled to vote for the election of directors, whether or not the proposed nomination is to be included in the Corporation’s proxy statement, only in the manner specified in this section.  A nomination proposed to be made at an Annual Meeting must be delivered in writing to the Secretary of the Corporation (i) ninety (90) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days before or after the anniversary of the previous year’s Annual Meeting; and (ii) with respect to any other Annual Meeting of stockholders, the close of business on the tenth day following the date such meeting is first publicly announced or disclosed (in a public filing or otherwise).  In order to nominate one or more persons for election as a director at an Annual Meeting, a stockholder must comply with the requirement to provide notice, in writing, to the Secretary of the Corporation as provided in this Section 1B of Article IV, and no action of the Corporation shall be deemed to satisfy this requirement for any stockholder or nomination.

Nominations may be made at any meeting of stockholders called for the purpose of election of directors other than an Annual Meeting only upon written notice of the stockholder’s intent to make such nominations at the meeting delivered to the Secretary of the Corporation at least ninety (90) days prior to the date of such meeting; provided, however, that if the date of such meeting is first publicly announced or disclosed (in a public filing or otherwise) less than ninety (90) days prior to the date of such meeting, such prior notice shall be given not more than ten (10) days after such date is first so announced or disclosed.

Any nomination and written notice of any nomination by stockholders under this Section 1B of Article IV shall contain the following information:

(a)           the name, residence and business address of the stockholder who intends to make the nomination (the “Nominating Stockholder”) as they appear on the Corporation’s books;

(b)           the name, residence and business address of the beneficial owner, if different than the Nominating Stockholder, of any of the shares owned of record by the Nominating Stockholder;

(c)           a representation as to the number of shares of the Corporation’s voting stock owned of record and beneficially by the Nominating Stockholder and the number of shares, if any, which are owned beneficially by a beneficial owner of shares held of record by the Nominating Stockholder, and any other ownership interests, including derivatives, hedged positions and other economic or voting interests in the Corporation;

(d)           a representation that the Nominating Stockholder intends to appear in person or by proxy at the meeting to nominate the individuals specified in the notice;

(e)           a representation as to whether or not the stockholder or the beneficial owner, if different than the Nominating Stockholder, intends to deliver a proxy statement to the other stockholders of the Corporation;

(f)           information regarding each nominee such as would be required to be included in a proxy statement pursuant to the proxy rules of the Exchange Act of 1934 had the nominee been nominated by the Board of Directors;

(g)           a detailed description of all agreements, understandings or arrangements between and among the Nominating Stockholder, the beneficial owner, if different than the Nominating Stockholder, and each and every nominee;

(h)           a representation by each nominee providing that such nominee does not and will not have any undisclosed voting commitments or other arrangements with respect to such nominee’s actions as a director; and

(i)           the written consent of each nominee to serve as a director, if elected.

Any stockholder proposing a nomination for the election of directors pursuant to this Section shall be required to complete a questionnaire provided by the Board of the Directors relating to the independence of each nominee.  Such questionnaire shall be completed and delivered to the Secretary of the Corporation in accordance with the instructions and requirements and within the period of time specified by the Board of Directors.  The person presiding at the meeting shall determine whether any nomination is made according to these procedures and should be accepted.  Such decision shall be deemed conclusive and binding on all stockholders of the Corporation.

C.           Term of Office

Except in the case of vacancies as herein provided, members of the Board of Directors shall serve for a term of three (3) years and until their successor shall be elected and qualified, except that the term of any director who becomes seventy-two (72) years of age shall expire at the Annual Meeting immediately following the seventy-second (72nd) birthday of such director.  Members of the Board of Directors are subject to removal as provided by statute.

D.           Classes of Directors

The Board of Directors shall be divided into three (3) classes:  Class “A”, Class “B”, and Class “C”.  At each Annual Meeting the successors to the directors of the class whose term shall expire in that year shall be elected for a term of three (3) years so that the term of office of one (1) class of directors shall expire in each year, unless such candidate will attain age 72 prior to the third Annual Meeting following election in which case a director will be elected for a term consistent with paragraph IV.1.C above.  The number of directors in each class shall be as nearly equal as possible so that, except for temporary vacancies, the number in any class shall not exceed the number in any other class by more than one (1).

SECTION 2.  MEETINGS

A.           Annual Meeting

The Annual Meeting of each newly elected Board of Directors for the transaction of any and all such business which is brought before the meeting, including but not limited to the election of officers, shall be held at the place of and immediately succeeding the Annual Meeting of Stockholders at which Directors shall be elected as provided in Section 2 of Article III hereof; provided, however, that if for any reason the Stockholders fail to elect Directors at any such Annual Meeting of Stockholders then and in such event, the Annual Meeting of the Board of Directors shall be held at the place of and immediately succeeding the Special Meeting of the Stockholders convened for the election of Directors as provided by law and at which Directors shall be elected.

B.           Stated Meetings

Stated meetings of the Board of Directors shall be held at the principal office of the Corporation on the fourth Wednesday of February, June, August and November, or on such other day, or at such other place, within or without the State of Delaware, as may be designated by the Executive Committee or by a majority of the Board of Directors.  The Board of Directors, by resolution, may elect to eliminate and omit the holding of any Stated Meeting.

C.           Special Meetings

Special Meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, the President, the Executive Committee, or by a majority of the members of the Board of Directors.  Any and all business may be trans-acted at any such Special Meeting of the Board of Directors, unless both the call and the notice specifically limit the meeting to the business referred to in such call and notice and shall specifically exclude from consideration any and all other business not referred to therein.

D.           Action by Consent

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are  filed with the Secretary of the Company.  Such consent shall be treated as a vote for all purposes.

E.           Action by Telephone Conference

Any action required to be taken or that may be taken at a meeting of the Board of Directors may be taken at a meeting held by means of conference telephone or similar communications equipment by means of which all participants can hear each other simultaneously at the same time.  Participation in such meeting shall constitute presence in person at such meeting.

SECTION 3.  NOTICE OF MEETINGS

A.           Annual or Stated Meetings

No notice of Annual or Stated Meetings need be given to the members of the Board of Directors.

B.           Special Meetings

Notice of Special meetings shall be given to members of the Board of Directors either personally, or by telephone, telegram, facsimile, electronically or similar communications equipment, or written notice, transmitted to the last known address of each Director, at least four (4) hours prior to the time designated for the convening of such Special Meeting.

C.           Waiver of Notice

No notice of meeting need be given to any Director if a written waiver of notice is signed by the person or persons entitled to such notice, whether before or after the time stated therein, which shall be deemed equivalent to the giving of such notice, is filed with the Secretary of the Company, or to any Director who attends the meeting without objecting prior thereto at its commencement or at the time a particular item of business is taken under consideration that the meeting was not lawfully called or convened.

SECTION 4.  QUORUM

At all meetings of the Board of Directors, the presence, in person or by telephonic or similar communications equipment, of a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a duly convened meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws.  If a quorum shall not be present, in person or by telephonic or similar communications equipment, at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be so present.

SECTION 5.  REMOVAL OF DIRECTORS

At any Annual or Stated Meeting of the Board of Directors, or at any Special Meeting thereof called for that purpose, the Board of Directors, by affirmative vote of a majority of its members, may remove from office and declare vacant the office of any Director for such cause as they shall deem proper, including but not limited to failure, in writing, to accept the trust imposed within thirty (30) days after election, repeated nonattendance at meetings or inability to perform duties because of illness or disability.  The stockholders may also remove directors as provided by law.

SECTION 6.  FILLING OF VACANCIES

A.           Vacancies on the Board of Directors, including vacancies resulting from an increase in number of directors, but excluding vacancies caused by expiration of the term of any director who becomes age seventy-two (72) years, shall, irrespective of whether holders of any class or series of stock or other voting securities of the Corporation are entitled to elect one (1) or more directors to fill such vacancies or newly created directorships at the next Annual Meeting of the stockholders, be filled by a majority of the remaining members of the Board of Directors, though less than a quorum or by the sole remaining director, as the case may be, and each person so elected shall be a director until his or her successor is elected by the stockholders at the Annual Meeting of the stockholders at which his or her term expires or at any special meeting of the stockholders prior thereto duly called for that purpose.

B.           Vacancies on the Board of Directors caused by expiration of the term of any director who becomes age seventy-two (72) years shall be filled by election by the stockholders at the Annual Meeting at which the expiration of the term occurs.  Each person so elected shall be a director until his successor is elected by the stockholders at the meeting at which his term expires or at any special meeting of the stockholders prior thereto duly called for that purpose.

SECTION 7.  COMPENSATION

Directors, as such, may receive a stated salary for their board services, or a fixed sum and expenses for attendance at regular or special meetings of the Board of Directors, or any committee thereof, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 8.  POWERS

The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised and done by the stockholders, including, but not limited to, authority to appoint two (2) or more members to act as an executive, financial, or other committee with the right and authority to exercise the full powers of the Board of Directors itself in such capacities.

ARTICLE V - COMMITTEES

SECTION 1.  APPOINTMENT

The Board of Directors shall designate from its number, the members of a Coordinating Committee, a Corporate Strategy Committee, an Executive Committee, a Finance & Investment Committee, an Audit Committee, a Nominating & Corporate Governance Committee, and a Compensation & Personnel Development Committee, and may designate such number of its members to such additional Committees as it may deem appropriate from time to time.

SECTION 2.  EXECUTIVE COMMITTEE

The Nominating and Corporate Governance Committee shall appoint, with the approval of the Board of Directors, two (2) or more Directors, who, together with the Chairman of the Board and the Chief Executive Officer, shall constitute an Executive Committee which, to the fullest extent permitted by law, during the intervals between meetings of the Board of Directors, shall possess and may exercise every power, right and privilege conferred by law, these By-Laws, or otherwise, upon the Board of Directors, in the management and conduct of all business affairs, property and corporate function of the Corporation, including by way of example, but not by way of limitation, the making and enforcing of rules and regulations for the conduct of the Corporation, its officers and employees, appointment of committees, and designation of times and places of meetings of Stockholders and Directors, the designation of salaries and compensation of officers and employees, and the purchase, sale conveyance, transfer, delivery, hypothecation, investment and re-investment of all real, personal, mixed, tangible and intangible property of the Corporation and the making and negotiation of loans on behalf of the Corporation as its needs, from time to time, may require, except if such authority is delegated to another  committee in accordance with these By-Laws.

A.           Quorum

A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting of such committee.

B.           Removal of Committee Members

Any member of the Executive Committee, other than the Chairman, may be removed, with or without cause, by the Board of Directors.

C.           Filling of Vacancies

The Nominating and Corporate Governance Committee, with the approval of the Board of Directors, shall fill all vacancies upon the Executive Committee.

D.           Meetings of the Executive Committee

The Executive Committee shall hold meetings at such times and places as may be prescribed from time to time by the Chief Executive Officer or Chairman of the Board or by a majority of the members of such Committee.

E.           Notice of Meetings

Notice of all meetings of the Executive Committee shall be given to each member at least twenty-four (24) hours prior to, unless in the discretion of the Chief Executive Officer, it shall be deemed necessary to convene a meeting upon shorter notice, in which event, said meeting may be convened by notice given to members of such Committee by at least two (2) hours prior thereto.

F.           Ratification by Board of Directors

All acts and resolutions of the Executive Committee shall be recorded in an appropriate minute book and reported to the Board of Directors at the next succeeding stated meeting thereof, at which time the Board of Directors may revise, modify or disapprove any of the acts and resolutions so reported; provided, however, that the rights of third parties shall not be affected by any such revision, modification or disapproval.  Except to the extent that the Board of Directors may so revise, modify or disapprove any act or resolution so reported, the Board of Directors shall be deemed to have ratified, confirmed and adopted the acts and resolutions as so reported at such meeting of the Board of Directors.

G.           Informal Action

If all of the members of the Executive Committee shall severally or collectively consent, in writing, electronically, or over the telephone, to the taking of any action or the adoption of any resolution, such action or resolution shall be binding and valid to the same extent as if authorized or adopted at a formal meeting of the Executive Committee.

SECTION 3.  FINANCE & INVESTMENT COMMITTEE

The Nominating and Corporate Governance Committee, with the approval of the Board of Directors, shall designate two (2) or more members of the Board of Directors, who, together with the Chairman of the Board, shall constitute a Finance and Investment Committee, which, subject to any policies in regard thereto established by the Board of Directors, shall have the power to review the Corporation’s capital management policies and issues and to direct the purchase and sale of securities and mortgages by the Corporation.  The provisions of Sections 2.A through 2.G inclusive of this Article shall likewise be applicable to the  Finance and Investment Committee.

SECTION 4.  AUDIT COMMITTEE

The Nominating and Corporate Governance Committee, with the approval of the Board of Directors, shall designate three (3) or more members, who are not officers or employees of the Corporation, its subsidiaries, or affiliates, who shall constitute the Audit Committee which may make or cause to be made by either the internal auditor or the outside auditors of the Corporation, or both, such examinations and audits as it may from time to time decide, or as the Board of Directors may by resolution direct.  The Audit Committee shall receive reports from the internal auditor of the Corporation, shall consult with the outside auditor of the Corporation during the preparation of any report by such auditors and shall make written reports to the Board of Directors of all examinations and audits which such Committee makes or causes to be made.  Sections 2.A through 2.G inclusive of this Article shall likewise be applicable to the Audit Committee.

SECTION 5.  NOMINATING & CORPORATE GOVERNANCE COMMITTEE

The Chairman of the Board, with the approval of the Board of Directors, shall designate three (3) or more members of the Board of Directors, who are not officers or employees of the Corporation, its subsidiaries, or affiliates, who shall constitute a Nominating and Corporate

Governance Committee, which shall have the responsibility of recommending nominees for election as directors subject to acceptance of the nomination by the Board of Directors.  The provisions of Sections 2.A through 2.G inclusive of this Article shall likewise be applicable to the Nominating Committee.

SECTION 6.  COMPENSATION & PERSONNEL DEVELOPMENT COMMITTEE

The Nominating and Corporate Governance Committee, with the approval of the Board of Directors, shall designate three (3) or more members of the Board of Directors, who are not officers or employees of the Corporation, its subsidiaries, or affiliates, who shall constitute a Compensation & Personnel Development Committee, which shall have the responsibility of reviewing and developing compensation and personnel practices, and management development and succession programs.  The provisions of Sections 2.A through 2.G inclusive of this Article shall likewise be applicable to the Compensation & Personnel Development Committee.

SECTION 7.  COORDINATING COMMITTEE

The Coordinating Committee, which shall consist ex officio of the members of the Corporation’s Board of  Directors, who are not directors of Harleysville Mutual Insurance Company, and who are not employees of the Company or its subsidiaries or affiliates, shall approve all transactions between the Corporation  and its subsidiaries and Harleysville Mutual Insurance Company and its affiliates.  The provisions of sections 2.A through 2.G inclusive of this Article shall likewise be applicable to the Coordinating  Committee.

SECTION 8.  CORPORATE STRATEGY COMMITTEE

The Nominating and Corporate Governance Committee, with the approval of the Board of Directors, shall designate three (3) or more members of the Board of Directors, who shall constitute a Corporate Strategy Committee, which shall have the responsibility of overseeing the development and implementation of the Corporation’s business strategy.  The provisions of Sections 2.A through 2.G inclusive of this Article shall likewise be applicable to the  Corporate Strategy Committee.

ARTICLE VI - OFFICERS

SECTION 1.  ELECTIONS

The officers of the Corporation shall be elected by the Board of Directors at its annual meeting, and other times as necessary and appropriate and shall consist of a President, a Secretary and a Treasurer.    The Board of Directors may also elect a Chairman of the Board, a Chief Executive Officer, who need not hold another officership, one (1) or more Vice Presidents and such other officers, and appoint such agents as it shall deem necessary.  Each officer of the Corporation shall hold office for such term, have such authority and perform such duties as set forth in these By-Laws and as may from time to time be prescribed by the Board of Directors.  Any two (2) or more offices may be held by the same person.

SECTION 2.  REMOVAL

The Board of Directors, by a vote of a majority of the entire number of Directors then in office, at any time, with or without cause, may remove from office any officer of the Corporation. Upon removal of any officer of the Company, all employment of such person by the Corporation, in every capacity, including employment in any non-officer capacity, and all rights to compensation by this Corporation shall cease, except as may otherwise be affirmatively directed by the Board of Directors.

SECTION 3.  FILLING OF VACANCIES

A vacancy in any office may be filled by the Board of Directors.

SECTION 4.  POWERS AND DUTIES

The powers and duties of the officers of the Corporation shall be as follows:

A.           Chairman of the Board

Only if elected and designated as Chief Executive Officer shall the Chairman be an officer of the Corporation.  If elected, the Chairman of the Board shall preside at all meetings of the stockholders and directors and shall direct the President or Chief Executive Officer to ensure that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any powers, except such as may be by statute exclusively conferred on the Chairman of the Board, to any other officer of the Corporation.  The Chairman of the Board may also be designated, from time to time, as the Chief Executive Officer of the Corporation, and when the Chairman of the Board has been so designated, shall, have the power and duties as set forth in section 4.B.  If not so designated he shall have the duties assigned by the Board of Directors.  The Board of Directors may elect a Vice-Chairman of the Board who shall have the power and duties assigned to him by the Board of Directors.

B.           Chief Executive Officer

The Board of Directors shall elect a Chief Executive Officer of the Corporation, who may be the Chairman of the Board, the President, or any other employee.  The Chief Executive Officer shall, insofar as permitted by statute and subject to  supervision by and control of the Board of Directors, have general charge and direction of the business and affairs of the Corporation and have and exercise all such powers and duties otherwise generally or specifically vested in the Chief Executive Officer of a Corporation, including any and all powers and duties otherwise generally or specifically vested in the President by any provision of these By-Laws, and may delegate, recall and redelegate any part of these powers or duties to the President or to one (1) or more other officers, employees or agents of the Corporation.  The Chief Executive Officer of the Corporation shall have daily control of the conduct of the Corporation’s operations; shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect as directed by the Chairman of the Board, subject, however to the right of the Board of Directors to delegate any specific powers to any other officer or officers of the Corporation;

shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  If the Chairman of the Board shall not have been elected or is absent, the Chief Executive Officer shall preside at all meetings of the stockholders and directors.

C.           President

The President of the Corporation may be designated as the Chief Executive Officer of the Corporation.  If the President is designated as the Chief Executive Officer he shall have the power and duties set forth in section 4.B.  If not, he shall have those powers assigned to him by the Board of Directors or by the Chief Executive Officer.

D.           Vice Presidents

Each Vice President shall have such powers and shall perform such duties as may be assigned from time to time by the Board of Directors, the Chief Executive Officer or the President.  Unless and except as the Board of Directors shall designate some other officer to perform such duties and functions, the Vice Presidents (in such order as may be assigned to them respectively by the Board of Directors) shall, in the absence or disability of the Chief Executive Officer and the President, perform the duties of both offices until the return of either the Chief Executive Officer or the President to active duty, provided, however, that when the Chief Executive Officer and the President are temporarily absent on vacation or business, the Chief Executive Officer or President may designate the Vice President or Vice Presidents who will perform the duties of the Chief Executive Officer and of the President during such temporary absences.

E.           Assistant Vice Presidents

Each Assistant Vice President shall have such powers and perform such duties as are provided in these By-Laws or as may be assigned to them respectively by the Board of Directors, the Chief Executive Officer, the President or the Vice Presidents.

F.           Secretary

The Secretary, in general, shall do all things required by law to be done by or incident to the office of a Secretary, including but not limited to retention of custody of the corporate seal, attendance at and keeping minutes of all meetings of Shareholders and of the Board of Directors and of each committee (unless otherwise directed by the Board of Directors or by such committee or by the Chief Executive Officer or by the President) and recording all such minutes and all votes of Shareholders, Board of Directors and Committees in books to be kept for that purpose.  The Secretary shall attend to the giving of all notices required by law or these By-Laws to the Members, Directors or Committee Shareholders, unless and except as the Chief Executive Officer, President or  the Board of Directors from time to time may designate some other officer to perform such functions.  Except as may otherwise be directed by the Board of Directors,  the Chief Executive Officer or the President, any duties may be delegated to any Associate or Assistant Secretary who shall perform such duties under the Secretary’s direction and supervision. The Secretary may vote shares of subsidiaries of this Corporation. The Secretary shall have such further powers and duties as are provided in these By-Laws or as the Board of Directors, the Chief Executive Officer or the President shall assign or delegate.

G.           Assistant Secretaries

Each Assistant or Secretary shall have such powers and perform such duties as are provided in these By-Laws or as may be assigned to them respectively by the Board of Directors, the Chief Executive Officer, the President or the Secretary.

H.           Treasurer

The Treasurer shall be a natural person of full age, and shall have care and custody of the Corporation’s funds and securities and shall cause the same to be deposited or held in the name of and for the account of the Corporation in one or more banks, trust companies or banks and trust companies as directed by the Board of Directors.  The Treasurer shall, in general, do all things required by law to be done by or incident to the office of Treasurer, and shall render to the Chief Executive Officer and the Board of Directors, upon demand or request, an account of all transactions as Treasurer and of the financial condition of the Corporation.  Any duties may be delegated to any Assistant or Associate Treasurer, who shall perform such duties under the Treasurer’s direction and supervision.  The Treasurer shall have such further powers and duties as are provided in these By-Laws or as the Board of Directors, the Chief Executive Officer or the President shall assign or delegate.  The Treasurer may vote shares of non-subsidiary corporations owned by this Corporation.

I.           Assistant Treasurers

Each Assistant Treasurer shall have such powers and perform such duties as are provided in these By-Laws or as may be assigned to them respectively by the Board of Directors, the Chief Executive Officer, the President or the Treasurer.

SECTION 5.  OTHER OFFICERS

The Board of Directors shall have the power, from time to time, to make such appointments of persons to corporate offices not specifically created by, or designated by title in these By-Laws and to employ such persons as shall be deemed necessary therefor.  Such persons shall have such duties and such powers as, from time to time, shall be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

SECTION 6.  BOND OF OFFICERS

The Treasurer and every other officer or employee of the Corporation, required to do so by the Board of Directors, shall furnish, before entering upon their duties, at the expense of the Corporation, for the faithful performance of duties, a surety company bond in an amount prescribed by, and with such surety, and in such form, as is approved by the Board of Directors.

ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1.  AUTHORIZATION

A.           The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that they are or were a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against  expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.

B.           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

SECTION 2.  REQUIRED

To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article, or in defense of any claim, issue or matter therein because a director, officer, employee or agent of the Corporation, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

SECTION 3.  DETERMINATION AND AUTHORIZATION

Any indemnification under Sections (1) and (2) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections (1) and (2) of this Article.  Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

SECTION 4.  ADVANCES

Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article.  Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

SECTION 5.  NON-EXCLUSIVE REMEDY

This indemnification and advancement of expenses provided by, or granted pursuant to, this Article is in addition to and independent of and shall not be deemed exclusive of any other rights to which any person may be entitled under any certificate of incorporation, articles of incorporation, articles of association, by-law, agreement, vote of stockholders or disinterested directors, statute, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, that any indemnification realized other than under this Article shall apply as a credit against any indemnification provided by this Article.

SECTION 6. INSURANCE

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under this Article.

SECTION 7.  DURATION

The rights to indemnification and to the advancement of expenses conferred in Sections 1, 2 and 4 of this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any repeal, amendment or modification of this Section 7 of Article VII shall be prospective only, and shall not affect any rights or obligations existing at the time such indemnitee became a director, officer, employee or agent.

SECTION 8.  EXTENT OF COVERAGE

The Corporation may, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons whom the Corporation shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, if and whenever the Board of Directors of the Corporation deems it to be in the best interest of the Corporation to do so.

SECTION 9.  DEFINITIONS

A.           For purposes of this Article, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

B.           For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any services as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or its beneficiaries; a person who acted in good faith and in a manner reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in such a manner “not opposed to the best interest of the Corporation” as referred to in this Article.

ARTICLE VIII - SHARES AND SHARE CERTIFICATES

SECTION 1.  FORM

The certificates for shares of the Corporation’s capital stock, when issued, shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, and the par value of each share or a statement that such shares are without par value, as the case may be, shall be signed by the President or a Vice President of the Corporation, and the Secretary or the Treasurer of the Corporation, or any other person properly authorized by the Board of Directors and shall bear the corporate seal, which seal may be a facsimile engraved or printed.  Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed.  In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

SECTION 2.  TRANSFER OF SHARES

Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by an attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the stock transfer books and share register of the Corporation.

SECTION 3.  REPLACEMENT OF CERTIFICATE

Should any stockholder of the Corporation allege the loss, theft, or destruction of one or more certificates for shares of the Corporation and request the issuance by the Corporation of a substitute certificate therefor, the Board of Directors may direct that a new certificate of the same tenor and for the same number of shares be issued to such person upon such person’s making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser.  When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance of such certificate, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such form and for such sum and with such surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

SECTION 4.  REGISTERED SHAREHOLDERS

Except as may otherwise be expressly provided by law, the Corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof.

ARTICLE IX - DIVIDENDS

The Board of Directors may, from time to time, at any duly convened stated or special meeting or by unanimous consent, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, shall deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be in the best interests of the Corporation, and the Board of Directors may reduce or abolish such reserve in the manner in which it was created.

ARTICLE X - CHECKS AND NOTES

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE XI - FISCAL YEAR

The fiscal year of the Corporation shall be as determined from time to time by resolution of the Board of Directors.

ARTICLE XII - NOTICES AND WAIVERS THEREOF

SECTION 1.  HOW GIVEN

Whenever written notice is required to be given to a Stockholder, Director, or committee member under the provisions of law or these By-Laws, it may be given either personally or by sending a copy by first-class or express mail, postage prepaid, or by telegraph, telex or TWX (with answer back received), or by courier service (charge prepaid), or by facsimile transmission, to the address (or to the telex, TWX or facsimile number) appearing on the books of the Corporation, or in the case of Directors, supplied by the Director to the Corporation for the purpose of notice.  If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.  A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of these By-Laws.

SECTION 2.  WAIVER

Any written notice required to be given to any person may be waived in a writing signed by the person entitled to such notice whether before or after the time stated therein.  Attendance of any person entitled to notice, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the trans-action of any business because the meeting was not lawfully called or convened.  Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a Special Meeting of the stockholders.

ARTICLE XIII - CONTRACTS OF INSURANCE

Contracts of insurance or reinsurance may be made or entered into, on behalf of the Corporation, either with or without the seal thereof, when subscribed by the Chairman of the Board, the President, or such other officer as may be designated by the Board of Directors for the purpose, and attested by the Secretary or such other officer or officers designated by the Board of Directors for that purpose.  Any such subscription may be by personal subscription or by facsimile duly authorized by the Board of Directors or the Executive Committee.

ARTICLE XIV - SUBORDINATION TO LAW

Every part of each Section of these By-Laws shall be construed, whenever possible, as being consistent with applicable laws, and only such part as is clearly inconsistent, and to the extent that it is clearly inconsistent, shall be inoperative; and such part to the extent not clearly inconsistent and all other parts of the Section and all other Sections shall remain operative.

ARTICLE XV - AMENDMENTS

These By-Laws may be altered, amended or repealed by a majority vote of the stockholders entitled to vote thereon at any Annual Meeting or Special Meeting duly convened after notice to the stockholders of that purpose or by a majority vote of the members of the Board of Directors at any stated meeting or special meeting duly convened after notice to the directors of that purpose, subject always to the power of the stockholders to change such action of the directors.